As filed with the Securities and Exchange Commission on March 27, 2014

Registration No. 333-194191

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

AMENDMENT NO. 2 TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Tarena International, Inc.

(Exact name of Registrant as specified in its charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	8200	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Suite 10017, Building E,

Zhongkun Plaza, A18 Bei San Huan West Road,

Haidian District, Beijing 100098

People’s Republic of China

Tel: +86 10 6213-5687

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Law Debenture Corporate Services Inc.

400 Madison Avenue, Suite 4D

New York, New York 10017

+1 212 750-6474

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Z. Julie Gao, Esq. Skadden, Arps, Slate, Meagher & Flom LLP c/o 42/F, Edinburgh Tower, The Landmark 15 Queen’s Road Central Hong Kong +852 3740-4700	David Roberts, Esq. Ke Geng, Esq. O’Melveny & Myers LLP Yin Tai Centre Office Tower, 37th Floor No. 2 Jianguomenwai Ave., Beijing 100022 People’s Republic of China +86 10 6563-4200

Approximate date of commencement of proposed sale to the public: as soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount of shares to be registered(1)(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price(1)(3)	Amount of registration fee
Class A Ordinary Shares, par value $0.001 per share(2)(3)	17,595,000	$10.00	$175,950,000	$22,662.36(4)

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(a) under the Securities Act.
(2)	American depositary shares issuable upon deposit of the Class A ordinary shares registered hereby have been registered under a separate registration statement on Form F-6 with the Securities and Exchange Commission on March 18, 2014 (Registration No.333-194662). Each American depositary share represents one Class A ordinary shares.
(3)	Includes 2,295,000 Class A ordinary shares that are issuable upon exercise of the underwriters’ option to purchase additional shares. Also includes Class A ordinary shares initially offered and sold outside the United States that may be resold from time to time in the United States either as part of their distribution or within 40 days after the later of the effective date of this registration statement and the date the shares are first bona fide offered to the public. These Class A ordinary shares are not being registered for the purpose of sales outside the United States.
(4)	All of which has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

EXPLANATORY NOTE

The sole purpose of this amendment is to amend the exhibit index and to file Exhibit 1.1 to the registration statement. No other changes have been made to the registration statement. Accordingly, this amendment consists only the face page, this explanatory note and Part II of the registration statement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences or committing a crime. The post-offering amended and restated articles of association that we expect to adopt to become effective upon the completion of this offering provide for indemnification of officers and directors for losses, damages, costs and expenses incurred in their capacities as such, except through fraud or dishonesty.

Pursuant to the form of indemnification agreements filed as Exhibit 10.3 to this Registration Statement, we will agree to indemnify our directors and officers against certain liabilities and expenses incurred by such persons in connection with claims made by reason of their being such a director or officer.

The Underwriting Agreement, the form of which is filed as Exhibit 1.1 to this Registration Statement, will also provide for indemnification of us and our officers and directors.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

During the past three years, we have issued the following securities. We believe that each of the following issuances was exempt from registration under the Securities Act pursuant to Section 4(2) of the Securities Act regarding transactions not involving a public offering or in reliance on Regulation S under the Securities Act regarding sales by an issuer in offshore transactions.

Purchaser	Date of Sale or Issuance	Number of Securities	Consideration	Underwriting Discount and Commission
Goldman Sachs Investment Partners Master Fund, L.P.	September 6, 2011	5,457,426 Series C preferred shares	US$9,987,089.58	Not applicable

Goldman Sachs Investment Partners Private Opportunities Holdings, L.P.	September 6, 2011	5,457,426 Series C preferred shares	US$9,987,089.58	Not applicable

Certain directors, officers and employees	August 26, 2011 to February 20, 2014	Outstanding options to purchase 5,834,614 ordinary shares	Past and future services to our company	Not applicable

GF Tarena Limited	December 10, 2013	229,212 ordinary shares	229,212 Series A preferred shares	Not applicable

Techedu Limited	December 10, 2013	1,146,059 ordinary shares	1,146,059 Series A preferred shares	Not applicable

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a)	Exhibits

See Exhibit Index beginning on page II-6 of this registration statement.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b)	Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

ITEM 9. UNDERTAKINGS.

The undersigned registrant hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)	For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant under Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)	For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

For the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(4)	For the purpose of determining any liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Beijing, China, on March 27, 2014.

Tarena International, Inc.

By:	/s/ Shaoyun Han
	Name:	Shaoyun Han
	Title:	Chief executive officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Shaoyun Han Shaoyun Han	Chairman of the Board of Directors and Chief Executive Officer (Principal Executive Officer)	March 27, 2014

*	Director	March 27, 2014
Jianguang Li

/s/ Suhai Ji	Chief Financial Officer (Principal Financial and Accounting Officer)	March 27, 2014
Suhai Ji

*By:	/s/ Shaoyun Han
Name: Shaoyun Han
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Tarena International, Inc. has signed this registration statement or amendment thereto in New York on March 27, 2014.

Authorized U.S. Representative

By:	/s/ Amy Segler
Name: Amy Segler
Title: Service of Process Officer Law Debenture Corporate Services Inc.

Tarena International, Inc.

EXHIBIT INDEX

Exhibit Number	Description of Document

1.1	Form of Underwriting Agreement

3.1†	Fourth Amended and Restated Memorandum and Articles of Association of the Registrant and Amendment No. 1 to the Fourth Amended and Restated Articles of Association of the Registrant, as currently in effect

3.2†	Fifth Amended and Restated Memorandum and Articles of Association of the Registrant, as effective upon the completion of this offering

4.1†	Registrant’s Specimen American Depositary Receipt (included in Exhibit 4.3)

4.2†	Registrant’s Specimen Certificate for Class A ordinary shares

4.3†	Form of Deposit Agreement among the Registrant, the depositary and holder of the American Depositary Receipts

4.4†	Second Amended and Restated Shareholders Agreement dated as of September 6, 2011 among the Registrant and certain shareholders of the Registrant.

5.1†	Opinion of Conyers Dill & Pearman (Cayman) Limited regarding the validity of the Class A ordinary shares being registered

8.1†	Opinion of Conyers Dill & Pearman (Cayman) Limited regarding certain Cayman Islands tax matters

8.2†	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP regarding certain U.S. tax matters

8.3†	Opinion of Han Kun Law Offices regarding certain PRC tax matters (included in Exhibit 99.2)

10.1†	2008 Share Incentive Plan, as amended on November 28, 2012

10.2†	2014 Share Incentive Plan

10.3†	Form of Indemnification Agreement with the Registrant’s directors

10.4†	Form of Director Service Agreement with the Registrant’s directors

10.5†	Form of Employment Agreement between the Registrant and an Executive Officer of the Registrant

10.6†	Amended and Restated Exclusive Business Cooperation Agreement dated November 25, 2013 between Tarena Tech and Beijing Tarena

10.7†	Power of Attorney dated November 25, 2013 granted to Tarena Tech by Mr. Shaoyun Han and acknowledged by Beijing Tarena

10.8†	Power of Attorney dated November 25, 2013 granted to Tarena Tech by Mr. Jianguang Li and acknowledged by Beijing Tarena

10.9†	Amended and Restated Exclusive Option Agreement dated November 25, 2013 among Tarena, Tarena Tech, Mr. Shaoyun Han and Beijing Tarena

10.10†	Amended and Restated Exclusive Option Agreement dated November 25, 2013 among Tarena, Tarena Tech, Mr. Jianguang Li and Beijing Tarena

10.11†	Amended and Restated Loan Agreement dated November 25, 2013 between Tarena Tech and Mr. Shaoyun Han in connection with Beijing Tarena

10.12†	Amended and Restated Loan Agreement dated November 25, 2013 between Tarena Tech and Mr. Jianguang Li in connection with Beijing Tarena

10.13†	Amended and Restated Share Pledge Agreement dated November 25, 2013 among Tarena Tech, Mr. Shaoyun Han and Beijing Tarena

Exhibit Number	Description of Document

10.14†	Amended and Restated Share Pledge Agreement dated November 25, 2013 among Tarena Tech, Mr. Jianguang Li and Beijing Tarena

10.15†	Spousal consent letter dated November 25, 2013 signed by Ying Sun in connection with Beijing Tarena

10.16†	Spousal consent letter dated November 25, 2013 signed by Nan Li in connection with Beijing Tarena

10.17†	Amended and Restated Exclusive Business Cooperation Agreement dated November 25, 2013 between Tarena Tech and Shanghai Tarena

10.18†	Power of Attorney dated November 25, 2013 granted to Tarena Tech by Mr. Shaoyun Han and acknowledged by Shanghai Tarena

10.19†	Power of Attorney dated November 25, 2013 granted to Tarena Tech by Mr. Jianguang Li and acknowledged by Shanghai Tarena

10.20†	Amended and Restated Exclusive Option Agreement dated November 25, 2013 among Tarena, Tarena Tech, Mr. Shaoyun Han and Shanghai Tarena

10.21†	Amended and Restated Exclusive Option Agreement dated November 25, 2013 among Tarena, Tarena Tech, Mr. Jianguang Li and Shanghai Tarena

10.22†	Amended and Restated Loan Agreement dated November 25, 2013 between Tarena Tech and Mr. Shaoyun Han in connection with Shanghai Tarena

10.23†	Amended and Restated Loan Agreement dated November 25, 2013 between Tarena Tech and Mr. Jianguang Li in connection with Shanghai Tarena

10.24†	Amended and Restated Share Pledge Agreement dated November 25, 2013 among Tarena Tech, Mr. Shaoyun Han and Shanghai Tarena

10.25†	Amended and Restated Share Pledge Agreement dated November 25, 2013 among Tarena Tech, Mr. Jianguang Li and Shanghai Tarena

10.26†	Spousal consent letter dated November 25, 2013 signed by Ying Sun in connection with Shanghai Tarena

10.27†	Spousal consent letter dated November 25, 2013 signed by Nan Li in connection with Shanghai Tarena

10.28†	Subscription Agreement, dated as of March 19, 2014, between the Registrant and New Oriental Education & Technology Group Inc.

10.29†	Form of Registration Rights Agreement.

21.1†	List of Subsidiaries of the Registrant

23.1†	Consent of KPMG Huazhen (SGP)

23.2†	Consent of Conyers Dill & Pearman (Cayman) Limited (included in Exhibit 5.1)

23.3†	Consent of Skadden, Arps, Slate, Meagher & Flom LLP (included in Exhibit 8.2)

23.4†	Consent of Han Kun Law Offices (included in Exhibit 99.2)

24.1†	Powers of Attorney (included on signature page)

99.1†	Code of Business Conduct and Ethics of the Registrant

99.2†	Opinion of Han Kun Law Offices regarding certain PRC law matters

99.3†	Registrant’s Waiver Request and Representations

99.4†	Consent of Yongji Sun

99.5†	Consent of Xiaosong Zhang

99.6†	Consent of Ya-Qin Zhang

†	Previously filed.